       10.3-1


                              EMPLOYMENT AGREEMENT


     This Agreement is made as of this 1st day of August, 1996 by and between SOUTH CHARLESTON STAMPING & MANUFACTURING COMPANY, a West Virginia corporation with a mailing address at 3100 MacCorkle Avenue S.W., South Charleston, West Virginia 25303 (the "Company"), and JOHN T. WISE ("Employee"), residing at 44 Spruce Ridge Drive, Hurricane, West Virginia 25526. In consideration of the mutual covenants contained in this Agreement, the Company and the Employee hereby agree as follows:


                                   ARTICLE 1

                               TERM OF EMPLOYMENT

     1.1. TERM. The Company hereby employs the Employee and the Employee accepts employment with the Company, on the terms and conditions of this Agreement, for a period of three years commencing as of August 1, 1996, and ending on July 31, 1999, unless otherwise terminated as provided herein. The period during which Employee is employed hereunder is hereinafter referred to as the "Term."


                                   ARTICLE 2

                               DUTIES OF EMPLOYEE

     2.1. DUTIES. During the Term, the Employee shall serve as President and Chief Executive Officer of the Company, shall perform such services in a responsible executive or managerial capacity for the Company as may be requested by the Board of Directors (the "Board") of the Company and will devote his full time to the faithful and diligent performance of the duties inherent in, and implied by, this executive position. Employee shall be available to travel as the needs of the business require.


                                   ARTICLE 3

                            COMPENSATION OF EMPLOYEE

     3.1. BASE SALARY. As compensation for services rendered under this Agreement, Employee shall be entitled to receive from the Company a salary of $140,000 per year, as may be increased from time to time at the sole discretion of the Board (the "Base Salary") payable in equal installments in accordance with the Company's regular policy.

     3.2. ADDITIONAL COMPENSATION. Employee shall be paid annually such bonus for his services as may be determined, from time to time, in the sole discretion of the Board.

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 10.3-2

                                   ARTICLE 4

                         EMPLOYEE EXPENSES AND BENEFITS

     4.1. EXPENSES. Employee shall be entitled to reimbursement during the term for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon submission of statements and bills in accordance with the then regular procedures of the Company.

     4.2. BENEFITS. Employee shall be entitled to benefits in accordance with the Company's policy for executive officers and other benefits provided to all salaried employees of the Company, with a vacation period at the maximum allowable by the Company's policy. Employee acknowledges that the foregoing does not require the Company to continue any benefit or policy currently in effect or adopted hereafter.


                                   ARTICLE 5

                       CONFIDENTIALITY AND NONCOMPETITION

     5.1. NONDISCLOSURE OF CONFIDENTIAL INFORMATION

          5.1.1. Employee shall not disclose to anyone, or use or otherwise exploit during the Term and for a period of two years thereafter for the benefit of anyone other than the Company, any confidential business information, which shall be defined as data and information relating to the business of the Company (whether constituting a trade secret or not) which is or has been disclosed to Employee or of which Employee became aware as a consequence of or through his relationship to the Company and which has value to the Company and is not generally known to its competitors (the "Confidential Information"). The Confidential Information shall include the following (to the extent not generally known to competitors), (i) any trade secrets, customer lists, details of client or consultant contracts, marketing plans, product or service development plans, business acquisition plans of the Company, or (ii) any portion or phase of any technical information, ideas, "know-how", discoveries, product designs, computer programs (including source or object codes), processes, procedures, formulae or improvements of the Company, and whether or not in written or tangible form, and including all memoranda, notes, plans, reports, records, documents and other evidence thereof.

          5.1.2. The foregoing notwithstanding, the term "Confidential Information" does not include, and there shall be no obligation hereunder with respect to, (i) information that becomes generally available to the public other than as a result of a disclosure by Employee, and (ii) business methods applicable to businesses generally. Employee shall not have any obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any thereof is required by law. Employee shall provide the Company with prompt notice of such requirement, prior to making any disclosure, so that the Company may seek an appropriate protective or restrictive order.

          5.1.3. At the request of the Company, Employee agrees to deliver to the Company, at any time during the Term or upon or after the termination thereof, all Confidential Information which he may possess or control. Employee agrees that all Confidential Information of the Company

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 10.3-3

discovered or made by him during the term of employment hereunder belongs to the Company, and Employee hereby assigns and transfers to the Company all such Confidential Information.

     5.2 NONCOMPETITION AND NONSOLICITATION. In view of the unique and valuable services it is expected Employee will render to the Company, Employee's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Company and its customers and suppliers it is expected Employee will obtain, and in consideration of the compensation to be received hereunder, Employee agrees (a) that he will not during the period he is employed by the Company under this Agreement or otherwise Participate in (hereinafter defined in this Section 5.2) any other business or organization, whether or not such business or organization now is or shall then be competing with or of a nature similar to the business of the Company, and (b) for a period of one year after he ceases to be employed by the Company under this Agreement or otherwise, he will not compete with or be engaged in the same business as, or Participate In any other business or organization which during such one-year period competes with or is engaged in the same business as the Company, with respect to any product or service sold or activity engaged in up to the time of such cessation in any geographical area in which at the time of such cessation such product or service is sold or activity engaged in, except that in each case the provisions of this
Section 5.2 will not be deemed breached merely because Employee owns not more than 1% of the outstanding common stock of a corporation, if, at the time of its acquisition by Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange. The term "Participate In" shall mean: "directly or indirectly, for his own benefit or for, with, or through any other person, firm, or corporation, own, manage, operate, control, loan money to, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of his name in." Employee will not directly or indirectly reveal the name of, solicit or interfere with, or endeavor to entice away from the Company any of its suppliers, customers, or employees. Employee will not directly or indirectly employ any person who, at any time up to such cessation, was an employee of the Company within a period of two years after such person leaves the employ of the Company. Since a breach of the provisions of this Article 5 could not adequately be compensated by money damages, the Company shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach or a threatened breach, and in either case no bond or other security shall be required in connection therewith. Employee agrees that the provisions of this Article 5 are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in this Article 5 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

     Solely in the event that this Agreement expires without the Company offering to renew it on terms at least as favorable to Employee as those then in effect, then the Company agrees to pay Employee, in consideration for his agreements in this Section 5.2, $200,000, in a single lump sum payment within thirty days after the date of termination.

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 10.3-4

     5.3. RETURN OF PAYMENTS. In the event that Employee breaches any provision of this Article 5, Employee agrees to return, within five business days of the date on which such provision was breached, all Payments made by the Company and further agrees to forfeit any future Payments he may have been entitled to receive. The foregoing shall be in addition to, and not in substitution for, any other remedies available to the Company at law or in equity. The term "Payments" as used herein shall mean any payment made by the Company on termination of the Employee's employment hereunder, including any Change in Control Payment.


                                   ARTICLE 6

                           TERMINATION OF EMPLOYMENT

     6.1. Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Employment Period, (a) either (i) Employee shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder, (ii) Employee shall be convicted of a felony or of a misdemeanor involving moral turpitude, (iii) Employee shall commit any act or omit to take any action in bad faith and to the detriment of the Company, or (iv) Employee shall breach any material term of this Agreement and fail to correct such breach within ten days after commission thereof, then, and in each such case, the Company shall have the right to give notice of termination of Employee's services hereunder as of a date (not earlier than 10 days from such notice) to be specified in such notice, and this Agreement shall terminate on the date so specified, or (b) Employee shall die, then this Agreement shall terminate on the date of Employee's death, whereupon Employee or his estate, as the case may be, shall be entitled to receive only his Base Salary at the rate provided in Article
3 and the benefits provided pursuant to Article 4 to the date on which termination shall take effect. In the event of the termination of this Agreement by the Company prior to the end of the Term, for any reason other than as set forth above in this Section 6.1 or in Section 6.3, Employee shall be entitled, in addition to his Base Salary and benefits to the date of termination, the greater of (a) his Base Salary (at the then current rate) for the balance of the Term or (b) an amount equal to one year of Base Salary (at the then current rate) (the "Termination Payment"). Such payment shall be made in a lump sum within thirty days after the date of termination. If Employee is entitled to a Termination Payment or a Change in Control Payment (as defined below) then Employee's medical, life and disability benefit payments, if any, shall continue to be paid by the Company for a period of one year following the date of termination, unless Employee commences employment with another employer prior to the end of such one-year period, in which case the Company shall not pay for such benefits from and after the date Employee is eligible for coverage under such new employee's benefit plans. Nothing contained in this Article 6 shall be deemed to limit any right the Company may have to terminate Employee's employment hereunder upon any ground permitted by law.

     6.2. CHANGE IN CONTROL. In the event of a change in control (as defined below), Employee shall have the option at any time during the six months following the date that the change in control occurs to terminate his employment. Under such a change in control termination, the Employee will receive from the Company compensation in an amount equal to 2.99 times his then Base Salary less any Base Salary paid to him from the date of the change in control to the date of termination (the "Change in Control Payment") in a single lump sum payment within thirty days after the date of termination. A

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 10.3-5

change in control shall mean (i) the occurrence of any event resulting in Checker Motors Corporation ("Checker") owning less than 51% of the outstanding shares of common stock of the Company, (ii) the occurrence of any event resulting in Great Dane Holdings Inc. ("GDHI") owning less than 51% of the outstanding shares of common stock of Checker, or (iii) a change in control of GDHI whereby the current owners of GDHI (or their estates, heirs or family members) individually or collectively beneficially own less than 50% of the outstanding shares of GDHI.

     6.3. PRESS RELEASE. In the event of the termination of the Employee for any reason other than death, the Employee and the Company will agree to a statement (the "Termination Statement") to be issued in response to any inquiry concerning the termination and Employee's job performance while in the employ of the Company. Neither the Company nor the Employee shall make any statement concerning the termination or the job performance of the Employee other than the Termination Statement.


                                   ARTICLE 7

                               GENERAL PROVISIONS

     7.1. NOTICES. Any notices to be given under this Agreement by either party to the other may be effected in writing either by personal delivery or by certified mail. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement (in the case of the Company c/o Chief Financial Officer, with a copy to Checker Motors Corporation, 2016 North Pitcher Street, Kalamazoo, Michigan 49007, Attn: President), but each party may change the address by written notice in accordance with this paragraph. Notices delivered personally shall be communicated as of actual receipt; mailed notices shall be deemed communicated as of two days after mailing.

     7.2. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, whether oral or in writing, between the parties with respect to the employment of Employee by the Company, and this Agreement contains all of the covenants and agreements between the parties with respect to the employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations inducements, promises or agreement, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied in this Agreement, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

     7.3. SURVIVAL. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

     7.4. WAIVER. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

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 10.3-6

     7.5. BINDING EFFECT. Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

     7.6. NO THIRD PARTY BENEFICIARIES.

     This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 7.6).

     7.7. COUNTERPARTS; GOVERNING LAW. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of West Virginia, without giving effect to conflict of laws.

     7.8. SEPARABILITY. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     7.9. HEADINGS. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.


                              SOUTH CHARLESTON STAMPING & MANUFACTURING
                              COMPANY


                              By:   /s/ Larry D. Temple
                                 ------------------------------------------
                                 Name:  Larry D. Temple
                                 Title: Vice President


                                     /s/ John T. Wise
                                 ------------------------------------------
                                   John T. Wise

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